                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-4 of NextMedia Operating, Inc. of our report dated May 1, 2001, relating to the financial statements of Pride Communications, L.L.C. which appear in such Registration Statement. We also consent to the references to us under the heading "Experts."

McGladrey & Pullen LLP

Schaumburg, Illinois
March 12, 2002